Exhibit 1-C

Ford Credit Canada Funding Company Limited

Debt Securities

Underwriting Agreement

[●], 2026

[●]

Ladies and Gentlemen:

Ford Credit Canada Funding Company Limited, a company limited by shares incorporated and existing under the Companies Act (Nova Scotia) (the “Company”), and Ford Motor Credit Company LLC, a Delaware limited liability company (the “Guarantor”), jointly and severally, propose from time to time to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, for the Company to issue and sell, and for the Guarantor to guarantee, to the firm or firms named in Schedule I to the applicable Pricing Agreement (such firm or firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain debt securities of the Company (the “Securities”) specified in Schedule II to such Pricing Agreement and having the terms described in Exhibit A thereto (such Securities, as so specified in such Pricing Agreement, being herein sometimes referred to as the “Designated Securities”), less the principal amount of Designated Securities covered by Delayed Delivery Contracts (as defined in Section 3 hereof), if any, as provided in Section 3 hereof and as may be specified in Schedule II to such Pricing Agreement (such Designated Securities to be covered by Delayed Delivery Contracts, as so specified in such Pricing Agreement, being herein sometimes referred to as “Contract Securities” and the Designated Securities to be purchased by the Underwriters (after giving effect to the deduction, if any, for Contract Securities) being herein sometimes referred to as “Underwriters’ Securities”). Each series of Securities will be fully and unconditionally guaranteed by the Guarantor (each such guarantee, a “Guarantee”). Unless the context otherwise requires, each reference in this Agreement to the Securities, the Designated Securities, the Underwriters’ Securities or the Contract Securities includes the Guarantee relating thereto.

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture dated as of [●], 2026 (such indenture, together with any indentures supplemental thereto, being herein referred to as the “Indenture”) among the Company, the Guarantor and The Bank of New York Mellon, as Trustee (the “Trustee”). The Guarantee relating to each series of Designated Securities will be set forth in the Indenture and evidenced by the Guarantor’s execution of the Indenture.

The Guarantor has filed a registration statement on Form S-3ASR, Registration Statement No. 333-276916, as amended on [●], 2026 (“Registration Statement No. 333-276916”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) (Registration Statement No. 333-276916 and the documents incorporated by reference in such registration statement pursuant to Item 12 of Form S-3 under the Act and also including the exhibits and schedules thereto, taken together, being hereinafter referred to as the “Registration Statement”).

Any reference herein to the term “Preliminary Prospectus” shall be deemed to refer to the prospectus included in the Registration Statement at the time it became effective together with any prospectus or supplement relating to a particular series of Designated Securities filed thereafter with the Commission pursuant to Rule 424 under the Act that is or is deemed to be a part of the Registration Statement and that omits any Rule 430B Information (as defined below).

Any reference herein to the term “Statutory Prospectus” shall be deemed to refer to the Preliminary Prospectus relating to a particular series of Designated Securities that is or is deemed to be a part of the Registration Statement immediately prior to the Time of Sale (as defined below) (including the prospectus included in the Registration Statement at the time it became effective).

Any reference herein to the term “Final Prospectus” shall be deemed to refer to the prospectus included in the Registration Statement at the time it became effective together with any prospectus or supplement relating to a particular series of Designated Securities that is or is deemed to be a part of the Registration Statement at effectiveness and that includes Rule 430B Information in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act.

Any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Final Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus, Statutory Prospectus or Final Prospectus, as the case may be, as well as any documents filed after the effective date of the Registration Statement or the date of such Preliminary Prospectus, Statutory Prospectus or Final Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and so incorporated by reference.

Any information included in the Final Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Act is hereinafter referred to as the “Rule 430B Information.”

1.       Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom [●] will act as representative (the “Representative”). The term “Representative” also refers to [●] when it alone constitutes the Underwriters. This Underwriting Agreement shall not be construed as an obligation of the Company to sell, or of the Guarantor to guarantee, any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell, and of the Guarantor to guarantee, any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall state the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the principal amount of such Designated Securities to be purchased by each Underwriter, whether any of such Designated Securities shall be covered by Delayed Delivery Contracts (as defined in Section 3 hereof) and the commission payable to the Underwriters with respect thereto, and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Registration Statement or the General Disclosure Package (defined below) with respect thereto and the Indenture) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile or electronic transmissions. Each Pricing Agreement shall be deemed to be an agreement by the Company, the Guarantor and the Underwriters to be bound by the terms of this Agreement. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

Each of the Company and the Guarantor acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of any Designated Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company and the Guarantor or any other person. Additionally, neither the Representative nor any of the other Underwriters is advising the Company and the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Representative or such Underwriter has advised or is advising the Company and the Guarantor on other matters). The Underwriters advise that the Underwriters and their affiliates are engaged in a broad range of securities and financial services and that they or their affiliates may enter into contractual relationships with purchasers or potential purchasers of the Company’s or the Guarantor’s securities and that some of these services or relationships may involve interests that differ from those of the Company and the Guarantor and need not be disclosed to the Company and the Guarantor, unless otherwise required by law. Each of the Company and the Guarantor has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company and the Guarantor or any other person with respect thereto. Any review by the Underwriters of the Company and the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company and the Guarantor. Each of the Company and the Guarantor waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company and the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company and the Guarantor, including stockholders, employees or creditors of the Company and the Guarantor.

2.       Each of the Company and the Guarantor, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a)     The Registration Statement has been filed with the Commission, became effective upon filing under Rule 462(e) under the Act and is an “automatic shelf registration statement” as defined in Rule 405 under the Act; neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

(b)     Other than any Preliminary Prospectus, the Final Prospectus, and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, each of the Company and the Guarantor (including their respective agents and representatives, other than Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy any Designated Securities (each such communication by the Company, the Guarantor or their respective agents and representatives being referred to herein as an “Issuer Free Writing Prospectus”) other than the document(s) attached as Exhibit A to the Pricing Agreement and other written communications approved in writing in advance by the Representative (being referred to herein as a “Specified Issuer Free Writing Prospectus”);

(c)     (i) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act and at the Time of Delivery, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Act; (ii) the Statutory Prospectus and the Final Prospectus complied when filed with the Commission in all material respects with the rules and regulations under the Act; (iii) the documents incorporated by reference in the Statutory Prospectus and the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and (iv) each Specified Issuer Free Writing Prospectus complied in all material respects with the Act and has been filed or will be filed in accordance with the Act (to the extent required thereby);

(d)      (i) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the time when sales of the Designated Securities were first made (the “Time of Sale”) and at the Time of Delivery, the Statutory Prospectus and the Specified Issuer Free Writing Prospectus(es), all considered together (collectively, the “General Disclosure Package”) did not contain any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) at the Time of Sale and at the Time of Delivery, the Final Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representative expressly for use in the General Disclosure Package or in the Final Prospectus relating to such Designated Securities;

(e)     Each Specified Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Designated Securities or until any earlier date that the Company or the Guarantor notified or notifies the Representative, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus;

(f)     When the Registration Statement became effective the Indenture was, and at all times thereafter the Indenture has been and will be, duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and when the Registration Statement became effective the Indenture (including the Guarantee) conformed, and at all times thereafter the Indenture (including the Guarantee) has conformed and will conform, in all material respects to the requirements of the Trust Indenture Act;

(g)     The Company is a company limited by shares duly incorporated and validly existing under the Companies Act (Nova Scotia), and all of the issued and outstanding share capital of the Company is beneficially owned by the Guarantor, free and clear of any pledge, lien or other encumbrance; the Guarantor is a limited liability company duly formed and is validly existing and in good standing under the laws of the State of Delaware; Ford Holdings LLC (“Ford Holdings”), a wholly-owned subsidiary of Ford Motor Company (“Ford”), has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; and each of the Guarantor and Ford Holdings has the limited liability company power and authority, and has all licenses, permits, orders and other governmental and regulatory approvals, to own or lease its properties and conduct its business in the jurisdictions in which such business is transacted as described in the General Disclosure Package and the Final Prospectus with only such exceptions as are not material to the business of Ford Holdings, the Guarantor and its subsidiaries considered as a whole;

(h)     Each of Ford Credit International LLC (“Ford Credit International”) and FCE Bank plc (“Ford Credit Europe”) has been duly incorporated and is validly existing as a corporation, and, where applicable, is in good standing, under the laws of the jurisdiction of its incorporation, with corporate power under the laws of such jurisdiction to own its properties and conduct its business as presently conducted;

(i)     This Agreement has been duly authorized, executed and delivered on behalf of each of the Company and the Guarantor; upon execution and delivery of each Pricing Agreement by the Company and the Guarantor, such Pricing Agreement shall have been duly authorized, executed and delivered on behalf of each of the Company and the Guarantor and, when executed and delivered by the Representative, will be a valid and legally binding agreement of each of the Company and the Guarantor in accordance with its terms; on the date of each Pricing Agreement with respect to the Designated Securities covered thereby, such Designated Securities shall be duly authorized, and, when such Designated Securities are authenticated as contemplated by the Indenture and issued and delivered in accordance with this Agreement and the Pricing Agreement applicable to such Designated Securities and, in the case of any Contract Securities, pursuant to Delayed Delivery Contracts applicable to such Contract Securities, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company in accordance with their terms and will be entitled to the benefits provided by the Indenture and the Guarantee, which will be substantially in the form included as an exhibit to the Registration Statement; and the Indenture has been duly authorized by each of the Company and the Guarantor, and, as executed and delivered by the Company, the Guarantor and the Trustee, constitutes a valid and legally binding instrument of each of the Company and the Guarantor in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(j)     In the event that any of the Securities are purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized by the Company and, when executed and delivered on behalf of the Company and duly authorized, executed and delivered on behalf of the purchaser thereunder, will constitute a valid and legally binding agreement of the Company in accordance with its terms;

(k)     There is no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body having jurisdiction over the Company or the Guarantor which is required for, and the absence of which would materially affect, the issue and sale of any Designated Securities as contemplated by this Agreement or, in the case of any Contract Securities, Delayed Delivery Contracts with respect to such Contract Securities, or the execution, delivery or performance of the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the public offering of the Securities by the Underwriters;

(l)     PricewaterhouseCoopers LLP, who have certified certain of the financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement, the Statutory Prospectus and the Final Prospectus, is, to the best knowledge of the Guarantor, an independent registered public accounting firm with respect to the Guarantor as required by the Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States);

(m)    The Third Amended and Restated Relationship Agreement dated as of April 27, 2022 between Ford and the Guarantor has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

(n)     The Amended and Restated Support Agreement dated as of September 20, 2004 between the Guarantor and Ford Credit Europe has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

(o)     (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Act, including not having been an “ineligible issuer” as defined in Rule 405 of the Act; and (B) at the time of filing Registration Statement No. 333-276916, at the earliest time thereafter that the Company or another offering participant made a *bona fide* offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and at the date hereof, neither the Company nor the Guarantor was or is an “ineligible issuer” as defined in Rule 405 under the Act.

(p)     The Guarantee has been duly authorized by the Guarantor and, when the Designated Securities have been duly executed, authenticated, issued and delivered as contemplated by the Indenture, this Agreement and the Pricing Agreement applicable thereto, the Guarantee will constitute a valid and legally binding obligation of the Guarantor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and will be entitled to the benefits provided by the Indenture; and the Guarantee conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus;

(q)     Except for any net income, capital gains or franchise taxes imposed on the Underwriters by Canada or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement or the Pricing Agreement applicable to the Designated Securities) between the Underwriters and the jurisdiction imposing such tax, no stamp, documentary, registration, issuance or transfer taxes or similar duties are payable by or on behalf of the Underwriters in Canada, the United States or any political subdivision or taxing authority thereof or therein solely in connection with (i) the execution, delivery and performance of this Agreement, the Pricing Agreement applicable to the Designated Securities or the Indenture, (ii) the issuance and delivery of the Designated Securities and the Guarantee in the manner contemplated by this Agreement and the Final Prospectus or (iii) the sale and delivery by the Underwriters of the Designated Securities as contemplated herein and in the Final Prospectus;

(r)     Neither the Company nor any of its subsidiaries, nor any of their respective properties, assets or revenues, has any immunity (sovereign or otherwise) under the laws of the Province of Nova Scotia or Ontario or the federal laws of Canada applicable therein, the United States or the State of New York from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court in the Province of Nova Scotia or the Province of Ontario, any court having jurisdiction under the federal laws of Canada, or any United States federal or New York State court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of a judgment or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Pricing Agreement applicable to the Designated Securities, the Indenture, the Designated Securities or the Guarantee; and, to the extent that the Company or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity, the Company has, pursuant to Section 17 hereof, irrevocably waived, and will waive, and will cause each of its subsidiaries to waive, such right to the fullest extent permitted by applicable law;

(s)     Any final judgment for a fixed or determined sum of money rendered by any United States federal or New York State court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Pricing Agreement applicable to the Designated Securities, the Indenture or the Designated Securities would be declared enforceable against the Company by the courts of the Province of Nova Scotia, the Province of Ontario and courts having jurisdiction under the federal laws of Canada, without reconsideration or reexamination of the merits, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Enforcement of Civil Liabilities”;

(t)     The choice of the laws of the State of New York as the governing law of this Agreement, each Pricing Agreement, the Indenture, the Designated Securities and the Guarantee is a valid choice of law under the laws of the Province of Nova Scotia and the Province of Ontario and the federal laws of Canada applicable therein, and will be honored by the courts of the Province of Nova Scotia, the Province of Ontario and the courts having jurisdiction under the federal laws of Canada, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each of the Company and the Guarantor has the power to submit, and pursuant to Section 19 hereof has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal and New York State court sitting in the Borough of Manhattan, The City of New York, and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court;

(u)     The legality, validity, enforceability or admissibility into evidence of the Registration Statement, the General Disclosure Package, the Final Prospectus, this Agreement, the Pricing Agreement applicable to the Designated Securities, the Indenture, the Designated Securities or the Guarantee in any jurisdiction in which the Company is organized or does business is not dependent upon any such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof, or upon any tax, imposition or charge being paid in any such jurisdiction on or in respect of any such document.

3.       Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representative of the release of the Underwriters’ Securities, the several Underwriters propose to offer the Underwriters’ Securities for sale upon the terms and conditions set forth in the General Disclosure Package and the Final Prospectus and, in connection with such offer or the sale of such Designated Securities, will use the General Disclosure Package and the Final Prospectus, together with any amendment or supplement thereto, that specifically describes such Designated Securities, in the form which has been most recently distributed to them by the Company or the Guarantor, only as permitted or contemplated thereby, and will offer and sell such Designated Securities only as permitted by the Act and the applicable securities laws or regulations of any jurisdiction. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Designated Securities, severally and not jointly, agrees with each of the Company and the Guarantor that it will not offer, sell or deliver any of the Designated Securities, directly or indirectly, or distribute the Final Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction outside the United States except in or from or into jurisdictions as contemplated in the Final Prospectus and under circumstances that will, to the best knowledge and belief of such Underwriter, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company or the Guarantor, except as set forth in this Agreement and the Pricing Agreement applicable to the Designated Securities. The Representative will use its best efforts to inform the Company when it has authorized the sale of the Underwriters’ Securities to the public and when it has been advised that such Underwriters’ Securities have been sold by the several Underwriters within a reasonable period of time after such sales are completed.

The Company and the Guarantor may specify in Schedule II to the Pricing Agreement applicable to any Designated Securities that the Underwriters are authorized to solicit offers to purchase Designated Securities from the Company pursuant to delayed delivery contracts (herein called “Delayed Delivery Contracts”), substantially in the form of Annex II attached hereto but with such changes therein as the Representative and the Company may authorize or approve. If so specified, the Underwriters will endeavor to make such arrangements, and as compensation therefor the Company and the Guarantor will, jointly and severally, pay to the Representative, for the accounts of the Underwriters, at the Time of Delivery (as defined in Section 4 hereof), such commission, if any, as may be set forth in such Pricing Agreement. Delayed Delivery Contracts, if any, shall be with institutional investors of the types described in the Final Prospectus and subject to other conditions therein set forth. The Company will enter into a Delayed Delivery Contract in each case where the Underwriters have arranged for such a contract and the Company has advised the Representative of its approval of the proposed sale of Contract Securities to the purchaser thereunder; provided, however, that the minimum principal amount of Contract Securities covered by any Delayed Delivery Contract (or the aggregate amount under Delayed Delivery Contracts with related purchasers) shall be $1,000,000 and the aggregate principal amount of all Contract Securities shall not exceed the maximum aggregate principal amount specified in Schedule II to the Pricing Agreement with respect to the Designated Securities specified therein, unless the Company shall otherwise agree in writing. However, if the aggregate principal amount of Contract Securities requested for delayed delivery is less than the minimum aggregate principal amount specified in such Schedule II, the Company will have the right to reject all requests. Each Underwriter to whom Contract Securities have been attributed will make reasonable efforts to assist the Company in obtaining performance by the purchaser in accordance with the terms of the Delayed Delivery Contract covering such Contract Securities, but no Underwriter will have any liability in respect of the validity or performance of any Delayed Delivery Contract.

The Company will notify the Representative not later than 3:30 p.m., New York City time, on the second business day preceding the Time of Delivery specified in the applicable Pricing Agreement (or such other time and date as the Representative and the Company may agree upon in writing), such notice to be confirmed in writing prior to such Time of Delivery, of the principal amount of Contract Securities, and the name of, and principal amount thereof to be purchased by, each purchaser. The principal amount of Contract Securities to be deducted from the principal amount of Designated Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the principal amount of Contract Securities of which the Company has been advised in writing prior to the time of Delivery by the Representative as having been attributed to such Underwriter, provided that, if the Company has not been so advised, the amount of Contract Securities to be so deducted shall be, in each case, that proportion of Contract Securities which the principal amount of Designated Securities to be purchased by such Underwriter under such Pricing Agreement bears to the total principal amount of the Designated Securities (rounded, as the Representative may determine, to the nearest $1,000 principal amount) and that, subject to Section 8 hereof, the total principal amount of Underwriters’ Securities to be purchased by all of the Underwriters pursuant to such Pricing Agreement shall be the total principal amount of Designated Securities set forth in Schedule I to such Pricing Agreement less the principal amount of the Contract Securities.

4.       Underwriters’ Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto shall be delivered (to the extent practicable) in the form of one or more global securities, or if so specified in such Pricing Agreement in definitive form, by the Company to the Representative, for the account of such Underwriter, against payment of the purchase price therefor by such Underwriter or on its behalf, by wire or internal bank transfer to an account specified by the Company, in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representative and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities. If any Underwriters’ Securities are to be delivered in definitive form, the Underwriters’ Securities so delivered shall be in such authorized denominations and shall be registered in such name or names as the Representative shall request in writing at least 36 hours prior to the Time of Delivery. For the purpose of expediting the checking of such Securities by the Representative, the Company agrees to make such Securities available to the Representative not later than 9:00 a.m., New York City time, on the business day next preceding the Time of Delivery at the office of the Representative designated in Section 11 hereof. If any Underwriters’ Securities are to be delivered in global form, unless otherwise provided in the applicable Pricing Agreement, the Underwriters’ Securities as delivered shall be deposited with, or on behalf of, The Depository Trust Company (the “Depository”) and registered in the name of the Depository’s nominee.

Concurrently with the delivery of and payment for the Underwriters’ Securities, the Company will pay to the Representative for the accounts of the Underwriters by wire or internal bank transfer the amount of any compensation payable by the Company to the Underwriters in respect of any Delayed Delivery Contracts as provided in Section 3 hereof and in the Pricing Agreement relating to such Securities, or such amount may be deducted from the amounts delivered pursuant to the preceding paragraph.

5.        Each of the Company and the Guarantor, jointly and severally, agrees with each of the Underwriters of any Designated Securities:

(a)       To make no amendment or any supplement to the Registration Statement or the Final Prospectus after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities prior to having furnished the Representative with a copy of the proposed form thereof and given the Representative a reasonable opportunity to review the same; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required by law (or would be required to be delivered but for Rule 172 under the Act) in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or become effective or any supplement to the Final Prospectus or any amendment thereto has been filed or electronically transmitted for filing or any Issuer Free Writing Prospectus has been filed or electronically transmitted for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Final Prospectus or for additional information or of the receipt by the Company or the Guarantor of any notice or objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to such Designated Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)       Promptly from time to time to take such action as the Representative may reasonably request in order to qualify such Designated Securities and the Guarantee for offering and sale under the securities laws of such states as the Representative may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Designated Securities, provided that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation to do business, or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the date of the Pricing Agreement with respect to such Designated Securities shall be at the expense of the Underwriters;

(c)       To furnish the Underwriters with copies of the Registration Statement (excluding exhibits) and copies of the Final Prospectus in such quantities as the Representative may from time to time reasonably request; and if, before a period of six months shall have elapsed after the date of the Pricing Agreement applicable to such Designated Securities and the delivery of a prospectus shall be at the time required by law in connection with sales of any such Designated Securities or would be required but for Rule 172 under the Act, either (i) any event shall have occurred as a result of which the Final Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference into the Final Prospectus in order to comply with the Act or the Exchange Act, to notify the Representative and upon its request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer participating in the distribution of such Designated Securities as many copies as the Representative may from time to time reasonably request of an amendment or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of such Designated Securities or would be required but for Rule 172 under the Act at any time six months or more after the date of such Pricing Agreement, upon the request of the Representative, but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented prospectus complying with Section 10(a)(3) of the Act;

(d)       To make generally available to the Guarantor’s security holders as soon as practicable, but in any event no later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its consolidated subsidiaries complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such effective date;

(e)       During a period of five years from the date of the Pricing Agreement applicable to such Designated Securities, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to security holders, and to deliver to the Representative, during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any of the Securities or any class of securities of the Guarantor is listed, and (ii) such additional information concerning the business and financial condition of the Guarantor as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent that the accounts of the Guarantor and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission);

(f)       To pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including the cost of all qualifications of such Designated Securities under state securities laws (including reasonable fees and disbursements of counsel to the Underwriters in connection with such qualifications and with legal investment surveys), [the costs and expenses of the issuance and delivery of the Guarantee, the fees and expenses of the Authorized Agent appointed pursuant to Section 19 hereof, all amounts payable pursuant to Section 16 hereof], any fees of rating agencies with respect to the Securities and the Guarantee and the cost of printing this Agreement, each Pricing Agreement and any Delayed Delivery Contracts (it being understood that, except as provided in this subsection (f) and in Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the cost of printing any Agreement among Underwriters, the fees of their counsel, transfer taxes on resale of any of such Designated Securities by them and any advertising expenses connected with any offers that they may make);

(g)       To pay the filing fees, if any, required by the Commission relating to the Designated Securities (no separate fee being payable in respect of the Guarantee pursuant to Rule 457(n) under the Act) within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h)       To comply with the requirements of Rule 433 under the Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping; and

(i)      If any time prior to the Time of Delivery (i) any event shall occur or condition shall exist as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, to immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph 5(a) above, file with the Commission (to the extent required) and to furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the General Disclosure Package will comply with law.

6.         The obligations of the Underwriters of any Designated Securities under the Pricing Agreement applicable to such Designated Securities shall be subject, in the discretion of the Representative, to the condition that all representations and warranties of each of the Company and the Guarantor and other statements of the Company and the Guarantor herein are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company and the Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, in all material respects, and the following additional conditions:

(a)       No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose pursuant to Rule 401(g)(2) under the Act or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; the Statutory Prospectus, the Final Prospectus, any amendment or supplement thereto and each Specified Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Specified Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests for additional information on the part of the Commission shall have been complied with or otherwise satisfied;

(b)       An opinion of David Witten, as Managing Counsel and Assistant Secretary of Ford, or other counsel satisfactory to the Representative in its reasonable judgment, shall have been furnished to the Representative their written opinion, dated the Time of Delivery for such Designated Securities, in form satisfactory to the Representative in its reasonable judgment, to the effect that:

(i)       The Guarantor is a limited liability company duly formed and is validly existing and in good standing under the laws of the State of Delaware, with the limited liability company power under the laws of such State to conduct its business as described in the General Disclosure Package and the Final Prospectus, and is duly qualified and in good standing to do business as a foreign limited liability company in the State of Michigan;

(ii)      The Guarantor is formed as set forth in the General Disclosure Package and the Final Prospectus, and all the outstanding limited liability company interests of the Guarantor have been duly and validly authorized and issued and are owned beneficially by Ford Holdings, and except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, have not been pledged or otherwise encumbered by Ford Holdings; Ford Holdings has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the limited liability company power under the laws of such State to conduct its business as presently conducted; all the outstanding limited liability company interests of Ford Holdings have been duly and validly authorized and issued and are owned beneficially by Ford, and except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, have not been pledged or otherwise encumbered by Ford or any affiliate of Ford;

(iii)      Ford Credit International is a limited liability company duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, with the limited liability company power under the laws of such jurisdiction to own its properties and conduct its business as presently conducted and Ford Credit Europe has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power under the laws of such jurisdiction to own its properties and conduct its business as presently conducted;

(iv)     Each of this Agreement and the Pricing Agreement applicable to the Designated Securities has been duly authorized, executed and delivered by the Guarantor;

(v)       The Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding instrument of, the Guarantor and has been duly qualified under the Trust Indenture Act;

(vi)     In the event that any of the Designated Securities are to be purchased pursuant to Delayed Delivery Contracts, each Delayed Delivery Contract, which has been executed by the Company, has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the purchaser thereunder, is a valid and binding agreement of the Company;

(vii)     The Guarantee has been duly authorized by the Guarantor and, when the Underwriters’ Securities have been executed, authenticated, issued and delivered as provided in the Indenture, this Agreement and the applicable Pricing Agreement, will constitute a valid and binding obligation of the Guarantor entitled to the benefits provided by the Indenture;

(viii)    The issue and sale of the Designated Securities and the compliance by the Company and the Guarantor with all provisions of the Designated Securities, the Indenture, this Agreement, the Pricing Agreement applicable to the Designated Securities and each of the Delayed Delivery Contracts, if any, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Guarantor and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Guarantor and its subsidiaries considered as a whole) upon any of the property or assets of the Guarantor, Ford Holdings, Ford Credit International or Ford Credit Europe pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument known to such counsel under which the Guarantor, Ford Holdings, Ford Credit International or Ford Credit Europe is a debtor or a guarantor, nor will such action result in any violation of the provisions of the certificate of formation or the limited liability company agreement of the Guarantor;

(ix)      The documents incorporated by reference in the General Disclosure Package and the Final Prospectus (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(x)       The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Act that has been filed with the Commission not earlier than three years prior to the date of the Pricing Agreement; the Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Guarantor and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or the Guarantor or in connection with the offering of the Designated Securities has been instituted or threatened by the Commission; the Registration Statement, the Statutory Prospectus, each Specified Issuer Free Writing Prospectus and the Final Prospectus and any further amendments and supplements thereto made by the Company or the Guarantor prior to the Time of Delivery for the Designated Securities (other than Exhibits 12-A and 12-B to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement or the Final Prospectus or any further amendments or supplements thereto, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and the statements in the Registration Statement, the General Disclosure Package and the Final Prospectus in the sections thereof describing the Securities and the Designated Securities are accurate and fairly present the information required or purported to be shown;

(xi)      The Third Amended and Restated Relationship Agreement dated as of April 27, 2022 between Ford and the Guarantor has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

(xii)     The Amended and Restated Support Agreement dated as of September 20, 2004, between Ford Credit Europe and the Guarantor, has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

(xiii)    Such counsel believe that neither the Registration Statement (other than Exhibits 12-A and 12-B thereto and the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) nor any amendment thereto, at the time the same became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(xiv)    Such counsel believe that at the Time of Sale (which such counsel may assume to be the date of the Pricing Agreement) relating to the Designated Securities and at the Time of Delivery, each of the General Disclosure Package and the Final Prospectus (other than the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xv)     Such counsel do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the General Disclosure Package and the Final Prospectus or required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus which is not filed or incorporated by reference or described as required; and

(xvi)    Such counsel do not know of any legal or governmental proceedings pending to which the Guarantor, Ford Holdings, Ford Credit International or Ford Credit Europe is a party or of which any property of the Guarantor, Ford Holdings, Ford Credit International or Ford Credit Europe is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the General Disclosure Package and the Final Prospectus and other than such proceedings which, in their opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Guarantor and its subsidiaries considered as a whole.

Such opinion may be made subject to the qualification that the enforceability of the terms of the Indenture, the Guarantee, the Delayed Delivery Contracts, if any, the Designated Securities and those certain agreements referred to in paragraphs (xi), (xii) and (xiii) of this subsection (b) may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

[Stewart McKelvey, Nova Scotia counsel to the Company, shall have furnished to the Representative its written opinion, dated the Time of Delivery for such Designated Securities, in form satisfactory to the Representative in its reasonable judgment, to the effect that:

(i)	the Company has been duly incorporated and is a validly subsisting company limited by shares under the laws of the Province of Nova Scotia;

(ii)	the offering of Designated Securities has been duly authorized by the Company;

(iii)	this Agreement and the Indenture have been duly authorized, executed and delivered by the Company; and

(iv)	the issue and sale of the Designated Securities and the compliance by the Company with all the provisions of the Designated Securities, the Indenture and this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, nor will such action result in any violation of, the provisions of the Company’s memorandum of association or articles of association.]

(c)     Gibson, Dunn & Crutcher LLP, counsel to the Underwriters, shall have furnished to the Representative its written opinion, dated the Time of Delivery for such Designated Securities, in form satisfactory to the Representative in its reasonable judgment, to the effect that:

(i)        The Guarantor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware with the limited liability company power under the laws of such State to conduct its business as set forth in the Statutory Prospectus and the Final Prospectus;

(ii)       The Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized, validly executed and delivered by each of the Company and the Guarantor and constitutes a valid and binding obligation of each of the Company and the Guarantor;

(iii)      The Designated Securities have been duly authorized by the Company; the Underwriters’ Securities, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in this Agreement and the applicable Pricing Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and any Contract Securities (if executed by the Company and authenticated by the Trustee as aforesaid), when delivered and paid for as provided in the Delayed Delivery Contracts, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture;

(iv)      The documents incorporated by reference in the General Disclosure Package and the Final Prospectus (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(v)       The Registration Statement became effective automatically upon filing under the Act and to the best knowledge of such counsel no proceedings for a stop order are pending or threatened;

(vi)      The Registration Statement, the Statutory Prospectus, each Specified Issuer Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto made by the Company prior to the Time of Delivery for the Designated Securities (other than the Trustee’s Statement of Eligibility on Form T-1, Exhibits 12-A and 12-B to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement or the Final Prospectus as amended or supplemented or any further amendments or supplements thereto, or omitted therefrom, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;

(vii)       The Indenture, the Designated Securities and the Guarantee conform as to legal matters with the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; and

(viii)       This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by each of the Company and the Guarantor.

Such opinion shall also state that, while such counsel have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Statutory Prospectus, the Specified Issuer Free Writing Prospectus or the Final Prospectus, they have generally reviewed and discussed such statements with certain officers and employees of the Company, the Guarantor and Ford, with their counsel and auditors and with the Representative of the Underwriters, and in the course of such review and discussions, no facts came to the attention of such counsel which lead them to believe that the Registration Statement, on the date of the Pricing Agreement (other than the Trustee’s Statement of Eligibility on Form T-1, the financial statements and other accounting information contained therein, or omitted therefrom, as to which they have not been requested to comment), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the General Disclosure Package (other than the Trustee’s Statement of Eligibility on Form T-1, the financial statements and other accounting information contained therein, or omitted therefrom, as to which they have not been requested to comment), as of the Time of Sale (which such counsel may assume to be the date of the Pricing Agreement) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or that the Final Prospectus (other than the Trustee’s Statement of Eligibility on Form T-1, the financial statements and other accounting information contained therein, or omitted therefrom, as to which they have not been requested to comment), as of the date thereof and as of the Time of Delivery, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may be made subject to the qualification that the enforceability of the terms of the Indenture, the Designated Securities and the Guarantee may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d)       (A) At the time of execution of the applicable Pricing Agreement, the Representative shall have received a letter dated such date, in form and substance satisfactory to the Representative, from PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the General Disclosure Package; and (B) at the Time of Delivery, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (A) of this paragraph (d), except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery, and such letter shall contain statements and information with respect to certain financial information contained in the Final Prospectus;

(e)        Since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Guarantor and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Guarantor and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus, which in any such case makes it impracticable or inadvisable in the reasonable judgment of the Representative to proceed with the public offering, sale or the delivery of the Designated Securities on the terms and in the manner contemplated in the Final Prospectus;

(f)        Since the time of execution of the Pricing Agreement applicable to the Designated Securities, the United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable in the reasonable judgment of the Representative to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Final Prospectus; and

(g)       Each of the Company and the Guarantor shall have furnished or caused to be furnished to the Representative, at the Time of Delivery for such Designated Securities, a separate certificate of one of its executive officers in form satisfactory to the Representative in its reasonable judgment to the effect that:

(i)        The representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct on and as of such Time of Delivery as though made at and as of such Time of Delivery;

(ii)        Each of the Company and the Guarantor has duly performed, in all material respects, all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to such Time of Delivery;

(iii)       No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose, pursuant to Rule 401(g)(2) under the Act or pursuant to Section 8A of the Act, has been initiated or, to the knowledge of the Company and the Guarantor, threatened by the Commission, the Statutory Prospectus, the Final Prospectus and each Specified Issuer Free Writing Prospectus have been timely filed with the Commission under the Act (in the case of a Specified Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied;

(iv)       At the Time of Sale (which may be assumed to be the date of the Pricing Agreement) relating to the Designated Securities, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(v)        At the Time of Sale (which may be assumed to be the date of the Pricing Agreement) relating to the Designated Securities and at the Time of Delivery, each of the General Disclosure Package and the Final Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representative expressly for use therein.

The obligations of the Company, the Guarantor and the Underwriters of any Designated Securities under the Pricing Agreement applicable to such Designated Securities are subject to the additional condition that there shall have been furnished to the Company, the Guarantor and such Underwriters, at the Time of Delivery for such Designated Securities, such certificates of officers as shall, in the reasonable judgment of the Representative, the Company and the Guarantor, be appropriate to indicate that the Indenture has been duly authorized, executed and delivered by the Trustee.

7.          (a) Each of the Company and the Guarantor, jointly and severally, will indemnify and hold harmless each Underwriter of the applicable Designated Securities against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject with respect to such Designated Securities, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including without limitation the Rule 430B Information, the General Disclosure Package, the Final Prospectus, or any amendment or supplement thereto with respect to such Designated Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter of Designated Securities through the Representative expressly for use therein.

The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

(b)       Each Underwriter of the applicable Designated Securities will indemnify and hold harmless each of the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject with respect to such Designated Securities, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including without limitation the Rule 430B Information, the General Disclosure Package, the Final Prospectus, or any amendment or supplement thereto with respect to such Designated Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through the Representative expressly for use therein; and will reimburse the Company or the Guarantor, as applicable, for any legal fees or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim.

The indemnity agreement in this subsection (b) shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each of the Company and the Guarantor and to each person, if any, who controls the Company or the Guarantor within the meaning of the Act.

(c)        Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in the second paragraph of Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d)       If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus with respect to such Designated Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or such Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

8.       If any Underwriter shall default in its obligation to purchase the Underwriters’ Securities which it has agreed to purchase under the Pricing Agreement applicable to such Securities, the Representative may in its discretion arrange for itself or for another party or other parties to purchase such Underwriters’ Securities on the terms contained herein. If within 36 hours after such default by any Underwriter the Representative does not arrange for the purchase of such Underwriters’ Securities, then the Company and the Guarantor shall be entitled to a further period of 36 hours within which to procure another party or other parties to purchase such Underwriters’ Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Underwriters’ Securities, or the Company or the Guarantor notifies the Representative that it has so arranged for the purchase of such Underwriters’ Securities, the Representative or the Company, respectively, shall have the right to postpone the Time of Delivery for such Underwriters’ Securities for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus, or any other documents or arrangements, and each of the Company and the Guarantor agrees to file promptly any amendments or supplements to the Registration Statement or the Final Prospectus which in the opinion of Gibson, Dunn & Crutcher LLP and counsel for the Company referred to in Section 6(b) hereof may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if it had originally been a party to the Pricing Agreement with respect to such Designated Securities. In the event that none of the Representative, the Company or the Guarantor arranges for another party or parties to purchase such Underwriters’ Securities as provided in this Section, the Company shall have the right to require each non-defaulting Underwriter to purchase and pay for the Underwriters’ Securities which such non-defaulting Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each such non-defaulting Underwriter to purchase the Underwriters’ Securities which the defaulting Underwriter or Underwriters shall have so failed to purchase up to an amount thereof equal to 10% of the principal amount of the Underwriters’ Securities which such non-defaulting Underwriter has otherwise agreed to purchase under the Pricing Agreement relating to such Designated Securities; provided, however, that if the aggregate principal amount of Underwriters’ Securities which any such defaulting Underwriter or Underwriters shall have so failed to purchase is more than one-eleventh of the aggregate principal amount of the Designated Securities, then the Pricing Agreement relating to such Designated Securities may be terminated either by the Company or the Guarantor or, through the Representative, by such Underwriters as have agreed to purchase in the aggregate 50% or more of the remaining Designated Securities under the Pricing Agreement relating to such Designated Securities, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses referred to in Section 5(f) hereof and the indemnification provided in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9.       The respective indemnities, agreements, representations, warranties and other statements of the Underwriters, the Company and the Guarantor hereunder, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Company or the Guarantor or any of their respective officers or directors or any controlling person, and shall survive delivery of and payment for the Designated Securities. The obligations of the Company and the Guarantor under Sections 16, 17, 18 and 19 hereof shall likewise survive any termination of this Agreement or any Pricing Agreement and the delivery of and payment for the Designated Securities.

10.        If any Pricing Agreement shall be terminated pursuant to Section 8 hereof, or if any Designated Securities are not delivered by the Company because the condition set forth either in the last paragraph of Section 6 or in Section 6(f) has not been met, then neither the Company nor the Guarantor shall be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 5(f) and Section 7 hereof; but if for any other reason any Designated Securities are not delivered by the Company as provided herein, the Company and the Guarantor will be jointly and severally liable to reimburse the Underwriters, through the Representative, for all out-of-pocket expenses, including counsel fees and disbursements, as approved in writing by the Representative, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but neither the Company nor the Guarantor shall then have any further liability to any Underwriter with respect to such Designated Securities except as provided in Section 5(f) and Section 7 hereof.

11.        In all dealings with the Company and the Guarantor under this Agreement and each Pricing Agreement, the Representative of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and each of the Company and the Guarantor shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, or by telegram if promptly confirmed in writing, and if to the Representative or the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to [●], and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the Company at [●], with a copy to the Guarantor, and if to the Guarantor shall be sufficient in all respects if delivered or sent by registered mail to the Guarantor at One American Road, Dearborn, Michigan 48126, attention of the Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by registered mail directly to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Guarantor by the Representative upon request.

12.        This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Guarantor, and to the extent provided in Section 7 and Section 9 hereof, the officers and directors of each of the Company and the Guarantor and any person who controls any Underwriter, the Company or the Guarantor, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

13.        Time shall be of the essence of each Pricing Agreement.

14.        This Agreement and each Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15.        This Agreement and each Pricing Agreement may be executed by each of the parties hereto and thereto in any number of counterparts, and by each of the parties hereto and thereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.        All payments to be made by the Company or the Guarantor under this Agreement or any Pricing Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada or any political subdivision or taxing authority thereof or therein, unless the Company or the Guarantor is compelled by law to deduct or withhold such taxes, duties, assessments or charges. In that event, the Company and the Guarantor shall, jointly and severally, pay such additional amounts as may be necessary in order to ensure that the net amounts received by each Underwriter and each person controlling any Underwriter after such withholding or deduction shall equal the amounts that would have been received had no such withholding or deduction been made.

17.        To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from the jurisdiction of (i) any court of the Province of Nova Scotia, any court of the Province of Ontario, a court having jurisdiction under the federal laws of Canada or any court of any other political subdivision of Canada, (ii) the United States or the State of New York or (iii) any jurisdiction in which it owns or leases property or assets, or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement or any Pricing Agreement, each of the Company and the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and each Pricing Agreement to the fullest extent permitted by applicable law.

18.        If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any Pricing Agreement into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Company and the Guarantor with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and then only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Company and the Guarantor agrees, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due, such Underwriter or controlling person agrees to pay to the Company and the Guarantor an amount equal to the excess.

19.        Each of the Company and the Guarantor hereby submits to the non-exclusive jurisdiction of the United States federal and New York State courts in the Borough of Manhattan in The City of New York in any suit, action or proceeding arising out of or relating to this Agreement or any Pricing Agreement. Each of the Company and the Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Company and the Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment. The Company irrevocably appoints the Guarantor, with offices at One American Road, Dearborn, Michigan 48126, as its authorized agent (the “Authorized Agent”) upon which process may be served in any such suit, action or proceeding, and agrees that service of process upon the Authorized Agent, and written notice of such service to the Company or the Guarantor, as applicable, by the person serving the same to the address provided in Section 11 hereof, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as applicable. Each of the Company and the Guarantor represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as such authorized agent for service of process, and agrees to take any and all action as may be necessary to maintain such designation and appointment in full force and effect. Nothing in this Section 19 shall affect the right of any Underwriter to serve process in any other manner permitted by law or to commence any suit, action or proceeding against the Company or the Guarantor in any other court of competent jurisdiction.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement.

Very truly yours,

FORD CREDIT CANADA FUNDING COMPANY LIMITED, as Company

By:
Name:
Title:

FORD MOTOR CREDIT COMPANY LLC, as Guarantor

By:
Name:
Title:

Underwriting Agreement

Accepted as of the date hereof:

[●]

By:
Name:
Title:

By:
Name:
Title:

Underwriting Agreement

ANNEX I

Pricing Agreement

[Name and Address

of Underwriter]

[ ], 202_

Ladies and Gentlemen:

Ford Credit Canada Funding Company Limited, a company limited by shares incorporated and existing under the Companies Act (Nova Scotia) (the “Company”), and Ford Motor Credit Company LLC, a Delaware limited liability company (the “Guarantor”), jointly and severally, propose, subject to the terms and conditions stated herein and in the Underwriting Agreement dated [●], 2026 (the “Underwriting Agreement”), among the Company, the Guarantor and [●], for the Company to issue and sell, and for the Guarantor to guarantee, to the Underwriters named in Schedule I hereto (the “Underwriters”) on the terms specified in Schedule II hereto the Securities specified in Exhibit A hereto, together with the related Guarantee (such Securities and the Guarantee, the “Designated Securities”). Except to the extent amended hereby, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

An amendment to the Registration Statement, or a Final Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be electronically transmitted for filing with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and the Guarantor agrees to guarantee, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto [, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, [as may be specified in such Schedule II] [attributable to such Underwriter as determined pursuant to Section 3 of the Underwriting Agreement]].

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters, the Company and the Guarantor. You represent that you are authorized on behalf of yourselves and each of the Underwriters to enter into this Pricing Agreement.

Very truly yours,

FORD CREDIT CANADA FUNDING COMPANY LIMITED, as Company

By:
Name:
Title:

FORD MOTOR CREDIT COMPANY LLC, as Guarantor

By:
Name:
Title:

Accepted as of the date hereof:

[●]

On behalf of itself and the other Underwriters

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I TO PRICING AGREEMENT

Underwriters	Principal Amount of Designated Securities to be Purchased
$
$
$
$
Total	$

SCHEDULE II TO PRICING AGREEMENT

Title of Designated Securities:

[   %] [Extendable] [Floating Rate] [Zero Coupon] [Notes]

[Debentures] due [ ]

Guarantor:

Ford Motor Credit Company LLC

Aggregate principal amount:

$

Denominations:

[$1,000] [$5,000] [$        ]

Purchase Price by Underwriters:

[            ]

Time of Delivery:

[time and date], 20

Closing Location:

Gibson, Dunn & Crutcher LLP, New York, New York

Redemption Provisions:

Delayed Delivery:

[None]

[Underwriters’ commission shall be     % of the principal amount of Designated Securities for which Delayed Delivery Contracts have been entered into. Such commission shall be payable to the order of           .]

[Minimum aggregate principal amount of Designated Securities to be offered and sold pursuant to Delayed Delivery Contracts: $         .]

[Maximum aggregate principal amount of Designated Securities to be offered and sold pursuant to Delayed Delivery Contracts: $         .]

[Other Terms:]

EXHIBIT A TO PRICING AGREEMENT

Materials other than the Statutory Prospectus that comprise the General Disclosure Package:

Term Sheet, dated [_________]

Final Term Sheet

Issuer:	Ford Credit Canada Funding Company Limited
Guarantor:	Ford Motor Credit Company LLC
Size:
Maturity:
Coupon:
Trade Date:
[Initial Interest Determination Date:]
Issue Date:
Settlement Date:
Price to Public:
Proceeds (Before Expenses) to Issuer:
Interest Payment [and Reset] Dates:
Underwriters:

The issuer has filed a registration statement, including a prospectus and a preliminary prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement (or, if available, the prospectus supplement) if you request it by calling [_________].

ANNEX II

Delayed Delivery Contract

[     ], 20_

[Name and Address

of Underwriter]

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from Ford Credit Canada Funding Company Limited (hereinafter called the “Company”), and the Company agrees to sell to the undersigned,
$                                               principal amount of the Company’s [Title of Designated Securities] (hereinafter called the “Designated Securities”) offered by the Company’s Final Prospectus dated           , 20   , as amended or supplemented, receipt of a copy of which is hereby acknowledged, at a purchase price of     % of the principal amount thereof, plus accrued interest from the date from which interest accrues as set forth below, and on the further terms and conditions set forth in this contract. [The undersigned will purchase the Designated Securities from the Company on           , 20    (the “Delivery Date”), and interest on the Designated Securities so purchased will accrue from          , 20   . Each of the Designated Securities will be dated the Delivery Date thereof.] [The undersigned will purchase the Designated Securities from the Company on the delivery date or dates and in the principal amount or amounts set forth below:

	Principal	Date from Which
Delivery Date	Amount	Interest Accrues
, 20--	$	, 20--
, 20--	$	, 20--

Each such date on which Designated Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date”. Each of the Designated Securities will be dated the Delivery Date thereof.]

Payment for the Designated Securities which the undersigned has agreed to purchase on [the] [each] Delivery Date shall be made to the Company or its order by certified or official bank check in [New York] Clearing House funds at the office of               [at 9:30 a.m., New York City time,] on [the] [such] Delivery Date upon delivery to the undersigned of the Designated Securities then to be purchased by the undersigned in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Designated Securities on [the] [each] Delivery Date shall be subject to the conditions that (1) the purchase of Designated Securities by the undersigned shall not on [the] [such] Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before           , 20   , shall have sold to the several Underwriters, pursuant to the Pricing Agreement dated           , 20    with the Company, an aggregate principal amount of Designated Securities equal to $          minus the aggregate principal amount of Designated Securities covered by this contract and other contracts similar to this contract. The obligation of the undersigned to take delivery of and make payment for Designated Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Designated Securities pursuant to other contracts similar to this contract.

Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited from purchasing the Designated Securities hereby agreed to be purchased by it under the laws of the jurisdiction to which the undersigned is subject.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

This contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

It is understood that the acceptance by the Company of any Delayed Delivery Contract (including this contract) is in the Company’s sole discretion and that, without limiting the foregoing, acceptances of such contract need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

Yours very truly,

By
(Signature)

(Name and Title)

(Address)

By
(Signature)

(Name and Title)

(Address)

Accepted,           , 20

FORD CREDIT CANADA FUNDING COMPANY LIMITED

By

THREE SIGNED COPIES OF THIS CONTRACT MUST BE RECEIVED BY [●] NOT LATER THAN 5:00 P.M. ON              , ACCOMPANIED BY A CERTIFICATE OF SECRETARY OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY, AS TO THE AUTHORITY OF THE PERSON OR PERSONS SIGNING THIS CONTRACT.